EXHIBIT 99

                                  PRESS RELEASE

     WOOD-RIDGE, NEW JERSEY, July 28, 1998 - 1st Bergen Bancorp
(NASDAQ/NMS:FBER), the holding company for South Bergen Savings Bank, announced net income for the second quarter ended June 30, 1998, of $550,000, compared to net income of $570,000 for the same period last year and an increase of 6.0% over the $519,000 earned for the prior quarter.

     The $20,000 decrease in earnings over the prior year reflects, in part, a decline in net interest income. This decline is partially attributable to the Company experiencing high levels of prepayments in higher yielding mortgage loans, and reinvesting these proceeds in loans and U.S. Agency securities bearing lower current yields. To offset the decline in interest revenue caused by these prepayments, the Company has implemented a leveraging strategy pursuant to which the Company may take low rate advances from the Federal Home Loan Bank of New York and invest such borrowings in U.S. Agency securities. At June 30, the Company had $39.5 million in outstanding borrowings. In addition, the Company has been emphasizing higher yielding loan products, such as home equity loans. The decrease in net income also reflects higher non-interest expenses, including expenses related to the implementation of stock benefit plans adopted by the Company after its mutual-to-stock conversion.

     The Company earned $0.24 cents and $0.23 cents per share on a basic and diluted basis, respectively, for the quarter ended June 30, 1998, compared to $0.21 cents per share on a basic and diluted basis for the same period last year.

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     Net interest income before provision for loan losses was $2.3 million for the three months ended June 30, 1998, as compared to $2.4 million for the same period last year. The provision for loan losses was $75,000 for the quarter ended June 30, 1998, compared to $125,000 for the same quarter in the prior year. Non-interest income and non-interest expense totalled $100,000 and $1.5 million, respectively, for the three months ended June 30, 1998, as compared to $57,000 and $1.4 million, respectively, for the same period in the prior year.

     Total assets at June 30, 1998, were $300.8 million versus $290.4 million at December 31, 1997, an increase of 3.6%. Net loans totalled $129.9 million at June 30, 1998, compared to $127.8 million at December 31, 1997, an increase of $2.2 million, or 1.7%.

     The ratio of non-performing loans to total assets was 0.78% at June 30, 1998, and 0.71% at December 31, 1997. The ratio of non-performing assets to total assets was 0.78% at June 30, 1998, as compared to 0.74% at December 31, 1997. There was no real estate owned at June 30, 1998, as compared to $118,000 at December 31, 1997.

     South Bergen Savings Bank operates a traditional retail banking business from its main office in Wood-Ridge, New Jersey, and branch offices in Bergen, Morris and Passaic counties.

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


                               1ST BERGEN BANCORP

            CONSOLIDATED STATEMENTS OF INCOME FOR THREE MONTHS ENDED
                                  (UNAUDITED)

                                                                               6/30/98              6/30/97
                                                                               -------              -------
Interest Income:

  Loans receivable ........................................................   $2,581,253           $2,530,272
  Investment securities held to maturity ..................................      590,254              856,946
  Investment securities available for sale ................................    1,235,898              437,892
  Mortgage-backed securities held to maturity .............................      705,926              895,930
  Mortgage-backed securities available for sale ...........................      187,068               83,273
  FHLB stock ..............................................................       48,603               25,354
  FHLB deposits ...........................................................       72,460               53,497
                                                                              ----------           ----------
TOTAL INTEREST INCOME .....................................................   $5,421,462           $4,883,164

Interest Expense:
  Deposit .................................................................   $2,463,209           $2,325,419
  Advances from FHLB ......................................................      658,283              223,892
                                                                              ----------           ----------
TOTAL INTEREST EXPENSE ....................................................   $3,121,492           $2,549,311

Net interest income before provision for loan losses ......................   $2,299,970           $2,333,853

Provision for loan losses .................................................       75,000              125,000
                                                                              ----------           ----------
NET INTEREST INCOME AFTER PROVISION .......................................   $2,224,970           $2,208,853

Non-interest income:

  Loan fees and service charges ...........................................   $   46,049           $   43,635
  Other                                                                           54,163               13,662
                                                                              ----------           ----------
TOTAL NON-INTEREST INCOME .................................................   $  100,212           $   57,297

Non-interest expense:
  Compensation and employee benefits ......................................   $  885,697           $  815,653
  Occupancy ...............................................................       67,500               78,280
  Equipment ...............................................................      134,023              109,321
  Advertising .............................................................       52,891               55,521
  Federal insurance premiums ..............................................       34,784               34,815
  Net gain (loss) from REO ................................................        5,650              (48,467)
  Insurance and bond premium ..............................................       23,510               31,448
  Other expenses ..........................................................      277,314              316,734
                                                                              ----------           ----------
TOTAL NON-INTEREST EXPENSE ................................................   $1,481,369           $1,393,305

Income before taxes .......................................................      843,813              872,845

Federal and state tax expense .............................................      293,780              302,398
                                                                              ----------           ----------

NET INCOME ................................................................   $  550,033           $  570,447
                                                                              ==========           ==========
Earnings per share - basic ................................................       $ 0.24               $ 0.21
Earnings per share - diluted ..............................................       $ 0.23               $ 0.21

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



                               1ST BERGEN BANCORP

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                                           6/30/98                   12/31/97
                                                                           -------                   --------
ASSETS:
  Cash and due from banks ............................................   $  3,696,541                $  3,199,133
  Interest-bearing deposits in other banks ...........................          2,487                           0
                                                                         ------------                ------------
Total Cash and Cash Equivalents ......................................      3,699,028                   3,199,133

  Loans receivable ...................................................   $129,935,826                $127,817,620
  Mortgage-backed securities held to maturity ........................     38,373,622                  52,457,620
  Mortgage-backed securities available for sale ......................     11,023,851                  10,444,559
  Investment securities held to maturity .............................     31,314,209                  46,903,262
  Investment securities available for sale ...........................     76,586,992                  41,090,336
  FHLB stock .........................................................      2,616,700                   1,627,100
  Real estate owned ..................................................              0                     117,500
  Premises and equipment .............................................      3,028,847                   3,018,603
  Accrued interest and dividends receivable ..........................      2,321,947                   2,094,060
  Deferred income taxes ..............................................      1,228,687                   1,186,983
  Other assets .......................................................        625,474                     388,481
                                                                         ------------                ------------
TOTAL ASSETS .........................................................   $300,755,183                $290,345,257
                                                                         ============                ============
LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits ...........................................................   $224,169,524                $217,426,098
  Borrowing ..........................................................     39,500,000                  31,334,000
  Escrow .............................................................      1,035,706                     986,166
  Accrued income taxes ...............................................        563,011                     507,036
  Other liabilities ..................................................        601,407                     822,265
                                                                         ------------                ------------
TOTAL LIABILITIES ....................................................    265,869,648                 251,075,565

TOTAL STOCKHOLDERS' EQUITY ...........................................     34,885,535                  39,269,692

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY .............................   $300,755,183                $290,345,257
                                                                         ============                ============
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